Exhibit 10(rr)
Form of Waiver of Certain Incremental Payouts from Performance Restricted Stock Units
WAIVER

[DATE], 2016

[FULL NAME]
[BUSINESS ADDRESS]

Dear [FIRST NAME]:

As of September 30, 2016, Bank of America Corporation (the “Company”) adopted the contractual method under Statement of Financial Accounting Standards No. 91 and recast its financial statements for the preceding five years to reflect this new methodology (the “New Method”). With respect to the outstanding [Performance Contingent Restricted Stock Units and]1 Performance Restricted Stock Units currently held by you ([in either case,]1 the “PRSUs”), you acknowledge that, [(a) for the remaining outstanding PRSUs granted to you in 2012, (i) the performance for each of the four-quarter periods ending September 30, 2016 and December 31, 2016 will be measured based on the recast financial statements that reflect the New Method and (ii) the performance for each of the four-quarter periods ending on or before June 30, 2016 will be measured based on financial statements that reflect the prior methodology (the prepayment methodology under Statement of Financial Accounting Standards No. 91), and (b)]1 [for the PRSUs granted to you in [2014, 2015 or 2016], beginning with the 2016 performance year and for all performance years after 2016, annual performance under the applicable metrics under such PRSUs will be measured based on the recast financial statements that reflect the New Method].2
The Company understands that you wish to forgo any incremental payout under the outstanding PRSUs currently held by you that is attributable to the Company's adoption of the New Method and that you hereby waive all such incremental payout amounts. Although under current projections, which are subject to change from now until the payout of the PRSUs, it is anticipated that the adoption of the New Method would [result in a potential incremental payout amount only under the PRSUs granted to you in 2014 and 2015]3 [not result in any incremental payout amount under any of your PRSUs]4, this waiver will apply to all potential incremental payout amounts under your PRSUs that the Compensation and Benefits Committee of the Company's Board of Directors ultimately determine in good faith would result from the application of the New Method.
Please confirm the foregoing by signing below.

Very truly yours,
Bank of America Corporation
By:____________________________________
Name: Richard J. Hille
Title: Global Compensation & Benefits Executive

[1]	To be included for participants who hold 2012 PRSUs.

[2]	To be included and revised accordingly for participants who hold 2014 PRSUs, 2015 PRSUs and/or 2016 PRSUs.

[3]	To be included for participants who hold 2014 and/or 2015 PRSUs.

[4]	To be included for participants who do not hold 2014 or 2015 PRSUs.

Agreed and Accepted:

By:___________________________
[FULL NAME]

Date:__________________________